SCHEDULE I, DATED AUGUST 1, 2018, TO MULTIPLE CLASS OF SHARES PLAN FOR STATE–SPECIFIC AMT TAX–FREE MONEY MARKET FUNDS

FIDELITY CALIFORNIA MUNICIPAL TRUST II

FUND/CLASS	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)

Fidelity California AMT Tax–Free Money Market Fund:

Retail Class	none	none	none
Institutional Class	none	none	none
Service Class	none	0.00	0.25

FIDELITY MASSACHUSETTS MUNICIPAL TRUST

FUND/CLASS

	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Massachusetts AMT Tax–Free Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Service Class	none	0.00	0.25

FIDELITY COURT STREET TRUST II

FUND/CLASS

	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity New Jersey AMT Tax–Free Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Service Class	none	0.00	0.25

FIDELITY NEW YORK MUNICIPAL TRUST II

FUND/CLASS

	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity New York AMT Tax–Free Money Market Fund:
Retail Class	none	none	none
Institutional Class	none	none	none
Service Class	none	0.00	0.25